Exhibit 10.53


      FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement, entered into on this 14th day of February, 2000, and made effective as of February 14, 2000, by and between Enron Corp., an Oregon corporation ("Employer") having its headquarters at 1400 Smith Street, Houston, Texas 77002, and KENNETH D. RICE ("Employee"), an individual residing at 4531 Birch Street, Bellaire, Texas 77401, is an amendment to that certain Executive Employment Agreement between the Company and Employee entered into the 1st day of June, 1998, and made effective as of June 1, 1998 (the "Employment Agreement").

     WHEREAS, Employee is an employee in good standing with Employer;

     WHEREAS, the Employer and Employee desire to amend the Employment Agreement to extend the Term of the Employment
Agreement for one (1) year with consideration for said extension and to make other amendments to the Employment
Agreement as provided herein;

     NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

     1. Exhibit "A" to the Employment Agreement is hereby deleted in its entirety and the attached Exhibit "A" is inserted in its entirety.

     2. Article 3, Section 3.5 of the Employment Agreement is hereby deleted in its entirety and the following is inserted in its place:

          "3.5 Upon an Involuntary Termination of the employment relationship by either Employer or Employee prior to the expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive the remainder of the then current Monthly Base Salary as if Employee's employment (which shall cease on the date of such Involuntary Termination) had continued for the full Term of this Agreement. In the event of Employee's Involuntary Termination of employment by Employer, for all vesting purposes under any grant or award agreement granted to Employee, excluding the grant agreement to Employee under the All Employee Stock Option Program, Employee shall continue to vest during the ninety (90) day period following the date of Employee's Involuntary Termination by Employer. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section
          3.5 are Employee's sole and exclusive rights against Employer, Enron, or their affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involun tary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action."

     3. Article 3, Section 3.10 of the Employment Agreement is hereby deleted in its entirety.

     4.   Article 7, Section 7.1 of the Employment
     Agreement is hereby deleted in its entirety and the following is inserted in its entirety:

          "7.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, in keeping with
          Employee's duties as a fiduciary and in order to protect Employer's interest in the confidential information of Employer and the business relationships developed by Employee with the clients and potential clients of Employer, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 7.
          Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where Employer or any of its affiliated companies are conducting any business as of the date of termination of the employment relationship or during the previous twelve months conducted any business:

               (i)  engage in any business competitive
          with the business conducted by Employer;

               (ii) render advice or services to, or
          otherwise assist, any other person,
          association, or entity who is engaged,
          directly or indirectly, in any business
          competitive with the business conducted by Employer; or

               (iii)     induce any employee of
          Employer or any of its affiliates to
          terminate his or her employment with Employer or its affiliates, or hire or assist in the hiring of any such employee by person, association, or entity not affiliated with Enron.

          In the event of Employee's termination of employment for any reason during the Term of this Agreement, these post employment non-competition and non-solicitation obligations shall extend for a period of one (1) year plus any additional period of post employment non-competition obligations as described in the Enron Capital &
          Trade Resources Corp. Long-Term Compensation
          Program and Phantom Stock Unit Plan."

     This Amendment is a First Amendment to the Employment
Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment
Agreement,
and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              ENRON CORP.



                              By: /s/ JEFFREY K. SKILLING
                              Name:  Jeffrey K. Skilling
                              Title: President & Operating
                              Officer

This 14th day of February, 2000



                              KENNETH D. RICE



                              /s/ KENNETH D. RICE
                              This 14th day of February,
                              2000




                       EXHIBIT "A" TO
               EXECUTIVE EMPLOYMENT AGREEMENT
           BETWEEN ENRON CORP. AND KENNETH D. RICE


Employee Name:      Kenneth D. Rice

Term:               February 14, 2000 through January 31, 2002

Position:           Chief Commercial Officer, Enron
                    Broadband Services Inc.

Location:           Houston, Texas

Reporting Relationship: Reports to the Office of the Chairman of Enron Corp.

Monthly Base Salary: Employee's Monthly Base Salary
                    shall be Thirty Five Thousand  Dollars
                    ($35,000.00).

Long Term Grants:   Subject to and effective upon the
                    approval by the Compensation and
                    Management Development Committee
                    ("Compensation Committee") of the Enron
                    Corp. Board of Directors, after this
                    Amendment has been executed and becomes
                    effective, Employee shall receive the
                    stock awards described below:

                    Subject to the above, at the February
                    14, 2000 Compensation Committee meeting
                    after this Amendment is signed, Employee shall be granted the following from the Amended and Restated Enron Corp. 1991 Stock Plan (as amended and restated May 4, 1999): (1) a grant of 692,308 Enron
                    Corp. Common Stock Options with a two
                    (2) year term and a grant value of $9
                    million dollars on the Date of Grant to
                    vest 50% upon the Date of Grant and 50%
                    on February 14, 2001; (2) a grant of
                    600,000 Enron Corp. Common Stock Options with a three (3) year term, having a value of $9 million dollars on the Date of Grant to vest 50% on February 14, 200l and 50% on February 14, 2002; and
                    (3) a grant of 500,000 Enron Corp. Stock
                    Options with a five (5) year term,
                    having a value of $9 million dollars on
                    the Date of Grant to vest 25% on
                    February 14, 2001, 2002, 2003, and 2004,
                    respectively.  In the event of
                    Employee's Involuntary Termination,
                    options granted on February 14, 2000,
                    which would have vested within ninety
                    (90) days of Employee's date of
                    Involuntary Termination, shall vest upon the date of Involuntary Termination of the employment relationship.


                              ENRON CORP.



                              By: /s/ JEFFREY K. SKILLING
                              Name:  Jeffrey K. Skilling
                              Title: President & Operating
                              Officer
                              This 14th day of February, 2000



                              KENNETH D. RICE


                              /s/ KENNETH D. RICE
                              This 14th day of February, 2000